GENERAL DISTRIBUTOR'S AGREEMENT

                                WITH

               OPPENHEIMERFUNDS DISTRIBUTOR, INC. AND

               OPPENHEIMER PANORAMA SERIES FUND, INC.

                        FOR SERVICE SHARES OF

                   GOVERNMENT SECURITIES PORTFOLIO



Date: April 17, 2000


OPPENHEIMERFUNDS DISTRIBUTOR, INC.
Two World Trade Center, Suite 3400
New York, New York 10048

Dear Sirs:

      PANORAMA SERIES FUND, INC. (the "Company"), a Maryland Corporation, is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act") consisting of one or more series ("Series") and an infinite number of one or more classes of its shares of beneficial interest for each Series have been registered under the Securities Act of 1933 (the "1933 Act") to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional Information ("SAI") included in the Company's Registration Statement as it may be amended from time to time (the "Current Prospectus and/or SAI").

      In this connection, the Company desires that your firm (the "General Distributor") act in a principal capacity as General Distributor for the sale and distribution of Service shares of beneficial interest ("Shares") of Government Securities Portfolio (the "Portfolio"), a series of the Company, which have been registered as described above and of any additional Service and subsequent Classes of Shares which may become registered during the term of this Agreement. You have advised the Portfolio that you are willing to act as such General Distributor, and it is accordingly agreed by and between us as follows:

      1. Appointment of the Distributor. The Company hereby appoints you as the sole General Distributor of the Portfolio for sale of its Shares, pursuant to the aforesaid continuous public offering of its Shares and the Company further agrees from and after the date of this Agreement that it will not, without your consent, sell or agree to sell any Shares otherwise than through you, except (a) the Company may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act; (b) the Company may issue Shares for the reinvestment of dividends and other distributions of the Portfolio or of any other Portfolio if permitted by the current Prospectus and/or SAI; and (d) the Company may issue Shares as underlying securities of a unit investment trust if such unit investment trust has elected to use Shares as an underlying investment; provided that in no event as to any of the foregoing exceptions shall Shares be issued and sold at less than the then-existing net asset value.

      2. Sale of Shares. You hereby accept such appointment and agree to use your best efforts to sell Shares, provided, however, that when requested by the Company at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent of the Company and the General Distributor, you will suspend such efforts. The Company may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number of Shares of the Portfolio.

      3.   Purchase of Shares.

           (a) As General Distributor, you shall have the right to accept or reject orders for the purchase of Shares at your discretion, provided, however, that you agree not to exercise that discretion in a manner inconsistent with the Company's obligations under any participation agreement to which the Company is a party and to which the Shares are subject. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly. Shares of the Portfolio may be sold by you only at net asset value without sales charge upon receipt of Federal Funds for the purchase of any Shares sold by you pursuant to provisions hereof.

           (b) You agree promptly to issue or to cause the duly appointed transfer or shareholder servicing agent of the Portfolio to issue as your agent confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Company. The net asset value of all Shares which are the subject of such confirmations, computed in accordance with the applicable rules under the 1940 Act, shall be a liability of the General Distributor to the Company to be paid promptly after receipt of payment from the authorized insurance company, dealer or broker (collectively, the authorized "insurance company") and not later than eleven business days after such confirmation even if you have not actually received payment from the authorized insurance company or investor. In no event shall the General Distributor make payment to the Company later than permitted by applicable rules of the National Association of Securities Dealers, Inc. Notwithstanding the provisions of part (a) of this Section 3 of this Agreement, purchase orders received from an authorized insurance company after the latest determination of the Portfolio's net asset value on a regular business day will receive that latest net asset value if the request to the authorized insurance company by its customer to arrange such purchase prior to the latest determination of the Portfolio's net asset value that day complies with the requirements governing such requests as stated in the current Prospectus and/or SAI.

           (c) If the authorized insurance company shall fail to make timely settlement of its purchase order in accordance with applicable rules of the National Association of Securities Dealers, Inc., or if any purchaser shall fail to make good payment for Shares in a timely manner, you shall have the right to cancel such purchase order and, at your account and risk, to hold responsible the authorized insurance company or investor. You agree promptly to reimburse the Company for losses suffered by it that are attributable to any such cancellation, or to errors on your part in relation to the effective date of accepted purchase orders, limited to the amount that such losses exceed contemporaneous gains realized by the Company for either of such reasons with respect to other purchase orders.

           (d) In the case of a canceled purchase for the account of a directly purchasing shareholder, the Company agrees that if such investor fails to make you whole for any loss you pay to the Company on such canceled purchase order, the Company will reimburse you for such loss to the extent of the aggregate redemption proceeds of any other Shares of the Portfolio owned by such investor, on your demand that the Company exercise its right to claim such redemption proceeds. The Company shall register or cause to be registered all Shares sold to you pursuant to the provisions hereof in such names and amounts as you may request from time to time and the Company shall issue or cause to be issued certificates evidencing such Shares for delivery to you or pursuant to your direction if and to the extent that the shareholder account in question contemplates the issuance of such certificates. All Shares when so issued and paid for, shall be fully paid and non-assessable by the Company to the extent set forth in the current Prospectus and/or SAI.

      4.   Repurchase of Shares.

           (a) In connection with the repurchase of Shares, you are appointed and shall act as Agent of the Company. You are authorized, for so long as you act as General Distributor of the Portfolio, to repurchase, from authorized insurance companies, certificated or uncertificated Shares of the Portfolio on the basis of orders received from each authorized insurance company with which you have a participation agreement for the sale of Shares and permitting resales of Shares to you, provided that such authorized insurance company, at the time of placing such resale order, shall represent (i) if such Shares are represented by certificate(s), that certificate(s) for the Shares to be repurchased have been delivered to it by the indirect shareholder(s) with a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the then current effective prospectus and/or SAI, or (ii) if such Shares are uncertificated, that the indirect shareholder(s) has delivered to the authorized insurance company a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the then current policies and procedures of the Transfer Agent of the Portfolio.

           (b) You shall (a) have the right in your discretion to accept or reject orders for the repurchase of Shares; (b) promptly transmit  confirmations  of accepted  repurchase  orders (which may be netted against  corresponding  redemption  orders);  and
                (c) transmit a copy of such confirmation to the Company, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Company. In your discretion, you may accept repurchase requests made by a financially responsible authorized insurance company which provides you with indemnification in form satisfactory to you in consideration of your acceptance of such request in lieu of the written redemption request of the owner of the account; you agree that the Company shall be a third party beneficiary of such indemnification.

           (c) Upon receipt by the Company or its duly appointed transfer or shareholder servicing agent of any certificate(s) (if any has been issued) for repurchased Shares and a written redemption request of the indirect shareholder(s) of such Shares executed in the manner and bearing the signature guarantee required by the then current policies and procedures of the Transfer Agent of the Portfolio, the Company will pay or cause its duly appointed transfer or shareholder servicing agent promptly to pay to the authorized insurance company the redemption price of the repurchased Shares (other than repurchased Shares subject to the provisions of part (d) of Section 4 of this Agreement) next determined after your receipt of the authorized insurance company's repurchase order.

           (d) Notwithstanding the provisions of part (c) of Section 4 of this Agreement, repurchase orders received from an authorized insurance company after the latest determination of the Portfolio's redemption price on a regular business day will receive that day's latest redemption price if the request to the authorized insurance company by its customer to arrange such repurchase prior to the latest determination of the Portfolio's redemption price that day complies with the requirements governing such requests as stated in the current Prospectus and/or SAI.


           (e) You will make every reasonable effort and take all reasonably available measures to assure the accurate performance of all services to be performed by you hereunder within the requirements of any statute, rule or regulation pertaining to the redemption of shares of a regulated investment company and any requirements set forth in the then current Prospectus and/or SAI of the Company. You shall correct any error or omission made by you in the performance of your duties hereunder of which you shall have received notice in writing and any necessary substantiating data; and you shall hold a Portfolio harmless from the effect of any errors or omissions which might cause an over- or under-redemption of a Portfolio's Shares and/or an excess or non-payment of dividends, capital gains distributions, or other distributions.

           (f) In the event an authorized authorized insurance company initiating a repurchase order shall fail to make delivery or otherwise settle such order in accordance either with the rules of the National Association of Securities Dealers, Inc. or a participation agreement to which the Company is a party and to which the Shares are subject, you shall have the right to cancel such repurchase order and, at your account and risk, to hold responsible the authorized insurance company. In the event that any cancellation of a Share repurchase order or any error in the timing of the acceptance of a Share repurchase order shall result in a gain or loss to the Company, you agree promptly to reimburse the Company for any amount by which any loss shall exceed then-existing gains so arising.

      5. 1933 Act Registration. The Company has delivered to you a copy of its current Prospectus and SAI. The Company agrees that it will use its best efforts to continue the effectiveness of the Company's Registration Statement filed under the 1933 Act. The Company further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Company will furnish you at your expense with a reasonable number of copies of the current Prospectus and SAI and any amendments thereto for use in connection with the sale of Shares.

      6. 1940 Act Registration. The Company has already registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

      7.   Duties of Distributor:

           (a) You shall furnish to the Company any pertinent information required to be inserted with respect to you as General Distributor within the purview of the Securities Act of 1933 in any reports or registration required to be filed with any governmental authority;

           (b) You will not make any representations inconsistent with the information contained in the current Prospectus and/or SAI.

           (c) You shall maintain such records as may be reasonably required for the Company or its transfer or shareholder servicing agent to respond to shareholder requests or complaints, and to permit the Company to maintain proper accounting records, and you shall make such records available to the Company and its transfer agent or shareholder servicing agent upon request; and


           (d) In performing under this Agreement, you shall comply with all requirements of the Company's current Prospectus and/or SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Shares.

      8. Allocation of Costs. The Company shall pay the cost of composition and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic distribution to its shareholders and the expense of registering Shares for sale under federal securities laws. You shall pay the expenses normally attributable to the sale of Shares, other than as paid under the Portfolio's Service Plan(s) under Rule 12b-1 of the 1940 Act, including the cost of printing and mailing of the Prospectus (other than those furnished to existing direct or indirect shareholders) and any sales literature used by you in the public sale of the Shares.

      9. Duration. This Agreement shall take effect on the date first written above, and shall supersede any and all prior General Distributor's Agreements by and among the Company and you. Unless earlier terminated pursuant to Section 10 hereof, this Agreement shall remain in effect until September 30, 2000. This Agreement shall continue in effect from year to year thereafter, provided that such continuance shall be specifically approved at least annually: (a) by the Company's Board of Directors or by vote of a majority of the voting securities of the Portfolio; and (b) by the vote of a majority of the Directors, who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

      10. Termination. This Agreement may be terminated (a) by the General Distributor at any time without penalty by giving sixty days' written notice (which notice may be waived by the Company); (b) by the Company at any time without penalty upon sixty days' written notice to the General Distributor( which notice may be waived by the General Distributor); or (c) by mutual consent of the Company and the General Distributor, provided that such termination by the Company pursuant to part (b) of this Section 10 shall be directed or approved by the Board of Directors of the Company or by the vote of the holders of a "majority" of the outstanding voting securities of the Portfolio.

      11. Assignment. This Agreement may not be amended or changed except in writing and shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, however, this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

     12. Section Headings. The heading of each section is for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

      If the foregoing is in accordance with your understanding, kindly so indicate by signing in the space provided below.

                               PANORAMA SERIES FUND, INC.
                                 on behalf of GOVERNMENT SECURITIES PORTFOLIO


                             By: /s/ Robert G. Zack

                                 Robert G. Zack
                               Assistant Secretary



Accepted:

OPPENHEIMERFUNDS DISTRIBUTOR, INC.


By: /s/ Katherine P. Feld

      Katherine P. Feld
      Vice President and Secretary



PANORAMA\GENDIST-GOVTSEC2000